UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01.  Completion of Acquisition or Disposition of Assets

On March 24, 2014 Omega Commercial Finance Corp. (the “Company”) entered into a Purchase & Option to Purchase Agreement with Genève International Corporation, a Texas corporation (“Genève”) to acquire ownership interest in Genève International Corporation for a total of $70,000 in cash (the “Purchase Price”).  Under the terms of this agreement, the Company agreed to pay the shareholders of Genève as follows: $16,800 upon the first closing to acquire 24% of the issued and outstanding common stock of Genève (the “First Closing”) and $53,200 in cash (the “Deferred Cash Payment”) to acquire the remaining 74% of Genève common stock (the “Second Closing”).

The First Closing an initial $16,800 was payable and upon Genève International Corporation filing a Form BD with the Financial Industries Regulatory Authority (“FINRA”), at such time Omega Commercial Finance Corp received a 24% non-controlling minority ownership stake in Genève International Corporation. The Second Closing is contingent on obtaining FINRA approval for change of ownership.

The terms of the Purchase & Option to Purchase Agreement described above are qualified in their entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1 – The Purchase & Option to Purchase Agreement by and between Omega Commercial Finance Corp. (the “Company”) and Genève International Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2014

OMEGA COMMERCIAL FINANCE CORPORATION

By: /s/ Jon S. Cummings, IV

Jon S. Cummings, IV, Chief Executive Officer